UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 21, 2023
RumbleOn, Inc.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	001-38248 (Commission File Number)	46-3951329 (I.R.S. Employer Identification No.)

901 W. Walnut Hill Lane, Suite 110A
Irving, Texas		75038
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (214) 771-9952

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock, $0.001 par value	RMBL	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Kevin Westfall as Class III Director

On December 21, 2023, Kevin Westfall provided the Board of Directors (the “Board”) of RumbleOn, Inc. (the “Company”) a letter of resignation as a director of the Company effective immediately. In his letter, Mr. Westfall did not express disagreement on any matter relating to the Company’s operations, policies, or practices as the cause of his resignation. The Company provided Mr. Westfall a copy of this report in advance of filing. In recognition of Mr. Westfall’s service to the Company, the Compensation Committee has agreed to continue vesting of Mr. Westfall’s outstanding restricted stock units, in accordance with the ordinary course through July 1, 2024.

Appointment of Mark Tkach as Class III Director

On December 21, 2023, the Board appointed Mark Tkach to fill the Class III director position vacancy created by Kevin Westfall’s resignation from the Board on December 21, 2023. Mr. Tkach’s Class III term will expire at the Company’s 2024 annual meeting of stockholders. Mr. Tkach previously served as a member of the Board and as the Company’s Interim Chief Executive Officer from June 16, 2023 to November 1, 2023. Immediately prior to his appointment, Mr. Tkach was a board observer. For additional information regarding Mr. Tkach, please see the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission (the “SEC”) on June 23, 2023.

Item 9.01. Financial Statements and Exhibits.
(d)Exhibits

Exhibit	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUMBLEON, INC.

Date: December 22, 2023	By:	/s/ Mathew W. Grynwald
Mathew W. Grynwald
General Counsel and Secretary